UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2018, Targa GP Inc., the sole member of Targa Resources GP LLC (the “General Partner”), the general partner of Targa Resources Partners LP (the “Partnership”), increased the size of the Board of Directors (the “Board”) of the General Partner from ten members to eleven members and appointed Ms. Beth A. Bowman to the Board to fill the newly created position. Ms. Bowman was also appointed as a member of the General Partner’s Risk Management Committee. In addition to her service on the Board, Ms. Bowman also serves on the board of directors of Targa Resources Corp., which owns all of the Partnership’s outstanding common units representing limited partner interests.

Directors of the General Partner do not receive any compensation for their service on the Board.

There are no understandings or arrangements between Ms. Bowman and any other person pursuant to which Ms. Bowman was selected to serve as a director of the General Partner. There are no relationships between Ms. Bowman and the General Partner or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 11, 2018

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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